RELIABILITY INCORPORATED

                                  EXHIBIT 21

                             LIST OF SUBSIDIARIES


    Name                                       Place of Incorporation
    ----                                       ----------------------

RICR de Costa Rica, S.A.                              Costa Rica
Reliability Singapore Pte Ltd.                        Singapore
















































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